Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-193039, 333-200687 and 333-211839 on Form S-8 and Registration Statement No. 333-201553 on Form S-3 of our report dated March 1, 2017, relating to the consolidated financial statements of Kindred Biosciences, Inc. and subsidiary appearing in this Annual Report on Form 10-K of Kindred Biosciences, Inc. for the year ended December 31, 2016.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California
March 1, 2017